      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2001
                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            CALLON PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              64-0844345
           (State or other jurisdiction of                      (I.R.S. Employer Identification No.)
            incorporation or organization)

                              200 NORTH CANAL ST.
                               NATCHEZ, MS 39120
                                 (601) 442-1601
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN S. WEATHERLY
                              200 NORTH CANAL ST.
                               NATCHEZ, MS 39120
                                 (601) 442-1601
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              GEORGE G. YOUNG III
                             HAYNES AND BOONE, LLP
                         1000 LOUISIANA ST., SUITE 4300
                              HOUSTON, TEXAS 77002
                           TELEPHONE: (713) 547-2081
                            TELECOPY: (713) 547-2600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-87945

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
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                                                          PROPOSED MAXIMUM            AMOUNT OF
                 TITLE OF EACH CLASS                     AGGREGATE OFFERING          REGISTRATION
          OF SECURITIES TO BE REGISTERED(1)                 PRICE(2)(3)                  FEE
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
Debt Securities......................................
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Preferred Stock, par value $0.01 per share...........
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Common Stock, par value $0.01 per share(4)...........
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Securities Warrants..................................
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Securities Purchase Contracts........................
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          Total......................................        $9,660,000                 $2,415
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(1) Subject to footnote (2), there is also being registered an indeterminate principal amount of Debt Securities, an indeterminate number of shares of
    Preferred Stock and Common Stock, an indeterminate number of Securities
    Warrants and an indeterminate number of Securities Purchase Contracts as may be issuable, offered or sold upon conversion, redemption, exchange or exercise of the Debt Securities, Preferred Stock, Securities Warrants or
    Securities Purchase Contracts registered hereunder. Pursuant to Rule 416, the Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this
    Registration Statement exceed $9,660,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) The registrant has previously registered securities with a maximum initial offering price of $125,000,000 pursuant to a Registration Statement on Form
    S-3 (File No. 333-87945) (the "SHELF REGISTRATION"). As of the date of this registration statement, the total initial offering price of securities issued pursuant to the Shelf Registration was $76,700,000.
(4) Includes preferred stock purchase rights pursuant to the Rights Agreement, dated as of March 30, 2000, between the registrant and American Stock
    Transfer Company, as rights agent.
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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 by Callon Petroleum Company ("CALLON"). This registration statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-87945), including exhibits and each of the documents incorporated by reference therein, which relates to the offering of up to $125,000,000 of Callon's securities utilizing a shelf registration process and was filed with the Securities and Exchange Commission on September 28, 1999 and declared effective on October 6, 1999.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                           DESCRIPTION
-------                                          -----------
         (5)             Opinion Regarding Legality
           5.1           -- Opinion of Haynes and Boone, LLP
        (23)             Consents of Experts and Counsel
          23.1           -- Consent of Haynes and Boone, LLP (included in Exhibit
                            5.1)
          23.2           -- Consent of Arthur Andersen LLP
          23.3           -- Consent of Huddleston & Co., Inc.
        (24)             Power of Attorney
          24.1           -- Powers of Attorney (included on the signature page of
                            this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Natchez, state of Mississippi, on May 10, 2001.

                                            CALLON PETROLEUM COMPANY

                                            By:    /s/ JOHN S. WEATHERLY
                                              ----------------------------------
                                                John S. Weatherly, Senior Vice
                                                President and Chief Financial
                                                            Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Fred L. Callon and John S. Weatherly, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2001.

                      SIGNATURE                                          CAPACITIES
                      ---------                                          ----------

                 /s/ FRED L. CALLON                     Director, Chief Executive Officer and
-----------------------------------------------------     President (Principal Executive Officer)
                   Fred L. Callon

                /s/ JOHN S. WEATHERLY                   Senior Vice President and Chief Financial
-----------------------------------------------------     Officer (Principal Accounting and Financial
                  John S. Weatherly                       Officer)

               /s/ DENNIS W. CHRISTIAN                  Director, Senior Vice President and Chief
-----------------------------------------------------     Operating Officer
                 Dennis W. Christian

                 /s/ JOHN S. CALLON                     Director; Chairman of the Board
-----------------------------------------------------
                   John S. Callon

                    /s/ LEIF DONS                       Director
-----------------------------------------------------
                      Leif Dons

                /s/ ROBERT A. STANGER                   Director
-----------------------------------------------------
                  Robert A. Stanger

                 /s/ JOHN C. WALLACE                    Director
-----------------------------------------------------
                   John C. Wallace

                 /s/ B.F. WEATHERLY                     Director
-----------------------------------------------------
                   B.F. Weatherly

                /s/ RICHARD O. WILSON                   Director
-----------------------------------------------------
                  Richard O. Wilson

                                 EXHIBIT UNDEX

EXHIBIT
NUMBER                                           DESCRIPTION
-------                                          -----------
         (5)             Opinion Regarding Legality
           5.1           -- Opinion of Haynes and Boone, LLP
        (23)             Consents of Experts and Counsel
          23.1           -- Consent of Haynes and Boone, LLP (included in Exhibit
                            5.1)
          23.2           -- Consent of Arthur Andersen LLP
          23.3           -- Consent of Huddleston & Co., Inc.
        (24)             Power of Attorney
          24.1           -- Powers of Attorney (included on the signature page of
                            this Registration Statement)